UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2014

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

(Exact name of Registrant as specified in its charter)

Delaware	001-33805	26-0354783
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 West 57th Street, New York, New York	10019
(Address of principal executive offices)	(Zip Code)

212-790-0041

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

4.500% Senior Notes due 2019

On November 20, 2014, Och-Ziff Finance Co. LLC (the “Issuer”), an indirect subsidiary of Och-Ziff Capital Management Group LLC (“Och-Ziff” or the “Company”), issued $400 million in aggregate principal amount of its 4.500% Senior Notes due 2019 (the “Notes”). The Notes were issued pursuant to an indenture (the “Base Indenture”), as supplemented by that certain first supplemental indenture (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) among the Issuer and OZ Management LP, OZ Advisors LP and OZ Advisors II LP (excluding the Issuer, collectively, the “Guarantors”) and Wilmington Trust, National Association, as trustee (the “Trustee”), each dated as of November 20, 2014. The Issuer used a portion of the net proceeds from the sale of the Notes to permanently repay all of the outstanding borrowings and other obligations under OZ Management LP’s Delayed Draw Term Loan (as defined and further described in Item 1.02 below). The remaining net proceeds will be used for general corporate purposes, including investments in new funds and strategies.

The Notes bear interest at a rate of 4.500% per annum accruing from November 20, 2014. Interest is payable semiannually in arrears on May 20 and November 20 of each year, commencing on May 20, 2015. The Notes will mature on November 20, 2019, unless earlier redeemed or repurchased in full. The Notes are unsecured and unsubordinated obligations of the Issuer. The Notes will be fully and unconditionally guaranteed (the “Guarantees”), jointly and severally, by each of the Guarantors. The Guarantees are unsecured and unsubordinated obligations of the Guarantors. The Notes may be redeemed from time to time at the Issuer’s option, in whole or in part, at a redemption price equal to the greater of 100% of the principal amount to be redeemed and a make-whole redemption price, in either case, plus any accrued and unpaid interest to, but excluding, the redemption date. If a change of control repurchase event occurs, the Issuer will be required to offer to repurchase the Notes at a price in cash equal to 101% of the aggregate principal amount of the Notes, plus any accrued and unpaid interest to, but excluding, the repurchase date.

The Indenture includes certain covenants, including limitations on the Issuer’s and, as applicable, the Guarantors’ ability to, subject to exceptions, incur indebtedness secured by liens on voting stock or profit participating equity interests of their respective subsidiaries or merge, consolidate or sell, transfer or lease all or substantially all assets. The Indenture also provides for customary events of default and further provides that the Trustee or the holders of not less than 25% in aggregate principal amount of the outstanding Notes may declare the Notes immediately due and payable upon the occurrence and during the continuance of any event of default. In the case of certain events of bankruptcy, insolvency or reorganization, the entire outstanding principal amount of the Notes and any accrued and unpaid interest on the Notes automatically will become immediately due and payable.

The Notes were offered and sold to qualified institutional buyers in the United States pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and outside the United States pursuant to Regulation S under the Securities Act.

Revolving Credit and Guaranty Agreement

On November 20, 2014, OZ Management LP, as borrower (the “Borrower”), and certain other subsidiaries of Och-Ziff, as guarantors, entered into a $150 million unsecured revolving credit and guaranty agreement (the “Revolving Credit Agreement”), with certain financial institutions, as lenders, JPMorgan Chase Bank, N.A., as administrative agent, Goldman Sachs Bank USA, as syndication agent, and J.P. Morgan Securities LLC and Goldman Sachs Bank USA, as joint lead arrangers and joint bookrunners, which provides for a revolving credit facility with a maturity of five years. The Borrower intends to use the proceeds of the loans under the Revolving Credit Agreement for working capital and general corporate purposes. Any amounts borrowed under the Revolving Credit Agreement and subsequently repaid may be reborrowed until the maturity or termination of the Revolving Credit Facility. The Borrower may increase the maximum amount of availability under the Revolving Credit Agreement by up to an aggregate amount of $75 million if certain conditions are satisfied, including the consent of the lenders participating in each such increase.

Loans under the Revolving Credit Agreement will bear interest at a per annum rate equal to, at the Borrower’s option, one, three or six month (or nine or twelve month with the consent of each lender) LIBOR plus a margin of 1.00% to 2.00%, or a base rate plus a margin of 0% to 1.00%. The Borrower is required to pay an undrawn commitment fee at a rate per annum equal to 0.10% to 0.25% of the undrawn portion of the commitments under the Revolving Credit Agreement computed on a daily basis. The LIBOR and base rate margins, as well as the amount of the commitment fee owed by the Borrower, are based on the Borrower’s corporate rating at the time.

All obligations under the Revolving Credit Agreement are unsecured and are guaranteed by OZ Advisors LP, OZ Advisors II LP, and Och-Ziff Finance Co. LLC. In the event that the Company or any of its subsidiaries becomes a party to, or guarantees indebtedness under the Indenture, such person will also be required to become a guarantor under the Revolving Credit Agreement. In addition, the Borrower may at any time designate any subsidiary of the Borrower or a guarantor or any new advisor sister company as a guarantor if certain conditions are satisfied, including pro forma compliance with an economic income leverage ratio.

The Revolving Credit Agreement contains customary representations and warranties and covenants for a transaction of this type, including two financial maintenance covenants. The first financial maintenance covenant prohibits the total fee-paying assets under management of the Borrower, the guarantors, and their consolidated subsidiaries as of the last day of any fiscal quarter to be less than $22 billion for two successive quarters, and the second prohibits the economic income leverage ratio as of the last day of any fiscal quarter to exceed 4.0 to 1.0. The Revolving Credit Agreement allows a limited right to cure an event of default resulting from noncompliance with the economic income leverage ratio test described above with an equity contribution made to the Borrower. Such cure right may not be used more than two times in any four-quarter period or more than three times during the term of the Revolving Credit Agreement. Certain subsidiaries of the Company, including, but not limited to, funds and other investment vehicles owned or managed by the Company and its subsidiaries, are excluded from the representations and warranties and the restrictions contained in certain of the foregoing covenants.

The Revolving Credit Agreement contains customary events of default for a transaction of this type. If an event of default under the Revolving Credit Agreement occurs and is continuing, then, at the request (or with the consent) of the lenders holding a majority of the commitments under the Revolving Credit Agreement, upon notice by the administrative agent to the Borrower, the obligations under the Revolving Credit Agreement shall become immediately due and payable. In addition, if the Borrower or any of its material subsidiaries becomes the subject of voluntary or involuntary proceedings under any bankruptcy, insolvency or similar law, then any outstanding obligations under the Revolving Credit Agreement will automatically become immediately due and payable.

The preceding is a summary of the terms of the Indenture, the Notes, and the Revolving Credit Agreement and is qualified in its entirety by reference to the full text of the Base Indenture, the First Supplemental Indenture, the form of the Notes and the Revolving Credit Agreement attached hereto as Exhibits 4.1, 4.2, 4.3, and 10.1, respectively, each of which is incorporated herein by reference as though they were fully set forth herein.

Item 1.02	Termination of a Material Definitive Agreement

On November 20, 2014, upon the Issuer’s receipt of the net proceeds from the sale of the Notes as described in Item 1.01 above, such proceeds were used to permanently repay all of the outstanding borrowings and other obligations under the Borrower’s existing credit and guaranty agreement, dated as of November 15, 2011 (as amended, the “Delayed Draw Term Loan”), among the Borrower, certain other subsidiaries of Och-Ziff, certain financial institutions, as lenders, Goldman Sachs Lending Partners LLC, as administrative agent, Goldman Sachs Credit Partners L.P., as collateral administrative agent, and Goldman Sachs Lending Partners LLC, as lead arranger. On November 20, 2014, upon such repayment, all of the guarantees and all of the liens on the assets of the Borrower and the other subsidiaries of Och-Ziff securing obligations under the Delayed Draw Term Loan were released, and the Delayed Draw Term Loan was terminated. No early termination penalties were incurred by the Borrower in connection with the termination of the Delayed Draw Term Loan, other than customary immaterial LIBOR breakage fees.

The information set forth in Item 1.01 above is hereby incorporated by reference in this Item 1.02.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this Item 2.03 is set forth under Item 1.01 above and is hereby incorporated by reference in response to this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of November 20, 2014, among Och-Ziff Finance Co. LLC, the Guarantors party thereto and Wilmington Trust, National Association, as trustee.

4.2	First Supplemental Indenture, dated as of November 20, 2014, among Och-Ziff Finance Co. LLC, the Guarantors party thereto and Wilmington Trust, National Association, as trustee.

4.3	Form of 4.500% Senior Note due 2019 (included in Exhibit 4.2 hereto).

10.1	Credit and Guaranty Agreement, dated as of November 20, 2014, among OZ Management LP, as borrower, OZ Advisors LP, OZ Advisors II LP and Och-Ziff Finance Co. LLC, as guarantors, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, Goldman Sachs Bank USA, as syndication agent, and J.P. Morgan Securities LLC and Goldman Sachs Bank USA, as joint lead arrangers and joint bookrunners.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC (Registrant)

Date: November 20, 2014	By:	/s/ Joel M. Frank

	Name:	Joel M. Frank
	Title:	Chief Financial Officer, Senior Chief Operating Officer and Executive Managing Director

Exhibit Index

Exhibit No.	Description

4.1	Indenture, dated as of November 20, 2014, among Och-Ziff Finance Co. LLC, the Guarantors party thereto and Wilmington Trust, National Association, as trustee.

4.2	First Supplemental Indenture, dated as of November 20, 2014, among Och-Ziff Finance Co. LLC, the Guarantors party thereto and Wilmington Trust, National Association, as trustee.

4.3	Form of 4.500% Senior Note due 2019 (included in Exhibit 4.2 hereto).

10.1	Credit and Guaranty Agreement, dated as of November 20, 2014, among OZ Management LP, as borrower, OZ Advisors LP, OZ Advisors II LP and Och-Ziff Finance Co. LLC, as guarantors, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, Goldman Sachs Bank USA, as syndication agent, and J.P. Morgan Securities LLC and Goldman Sachs Bank USA, as joint lead arrangers and joint bookrunners.